Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-184179) pertaining to the 2009 Equity Incentive Plan of OmniComm Systems, Inc. of our report dated April 2, 2018, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2017 and 2016, which appears in this annual report on Form 10-K of OmniComm Systems, Inc. for the year ended December 31, 2017.

/s/Liggett & Webb, P.A.

New York, NY

April 2, 2018